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                               INDEMNITY AGREEMENT

             THIS INDEMNITY AGREEMENT (this "Indemnity") is entered into as of the 31st day of May, 2002 by Cedar-RL, LLC ("GP"), to and for the benefit of Leo S. Ullman ("Ullman").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         A. Pursuant to the terms of that certain Amended and Restated Limited Partnership Agreement of API Red Lion Shopping Center Associates (the "Restated Partnership Agreement"), of even date herewith, GP replaced Silver Circle Management Corp. as the general partner of API Red Lion Shopping Center Associates (the "Partnership");

         B. Pursuant to the terms of that certain Guaranty of Non-Recourse Obligations and that certain Environmental Indemnity Agreement (collectively, the "Indemnity and Guaranty"), dated as of February 8, 2000, made by Ullman in favor of Salomon Brothers Realty Corp., its successors and assigns (collectively "Lender") in connection with the Salomon Brothers Mortgage Loan (as that term is defined in the Restated Partnership Agreement), Ullman personally guaranteed to Lender certain obligations of the Partnership under the Salomon Brothers Mortgage Loan and indemnified Lender against certain claims and liabilities;

         C. Notwithstanding that Ullman shall, from and after the date hereof, no longer has any partnership interest in the Partnership, Lender has required that the Indemnity and Guaranty remain in full force and effect, and

         D. Ullman and GP desire that GP indemnify Ullman for any costs and expenses he incurs in connection with his ongoing obligations under the Indemnity and Guaranty.

         NOW, THEREFORE, in consideration of the foregoing premises and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GP agrees as follows:

                  1. GP hereby agrees to defend, indemnify and hold Ullman harmless from and against any and all costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (other than those occurring as a result of the gross negligence or bad-faith conduct of Ullman), relating to any payment(s) required to be made by Ullman under the Indemnity and Guaranty with respect to matters occuring or accruing from and after the date hereof.

                  2. This Indemnity shall (a) inure to the benefit of Ullman and any of Ullman's successors and/or assigns, (b) be binding upon GP and its respective successors and assigns, to the extent permitted by law, and (c) be construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, this document is executed as of the date first above written.

                                         CEDAR-RL, LLC

                                         By: Cedar Income Fund Partnership, L.P.

                                         By: Cedar Income Fund, Ltd.

                                         By: /s/ Brenda J. Walker
                                             -----------------------------------
                                             Name:  Brenda J. Walker
                                             Title: Vice President